UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2017

CORPORATE CAPITAL TRUST II

(Exact name of Registrant as specified in its charter)

Delaware	814-01108	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2017, Mr. Thomas K. Sittema announced his resignation from the board of trustees (the “Board”) of Corporate Capital Trust II (the “Company”), his position as Chairman of the Board and his position as Chief Executive Officer of the Company, each effective immediately, to pursue other interests. Mr. Sittema, who served as a member of the Board and as Chief Executive Officer of the Company since August 2014, and served as Chairman of the Board since June 2015, indicated that his resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

On December 7, 2017, the Board appointed Chirag J. Bhavsar, the Company’s current Chief Financial Officer and Chief Operating Officer, to fill the vacancy on the Board created by Mr. Sittema’s resignation, effective immediately. Mr. Bhavsar was appointed to serve as an interested trustee for a term expiring at the Company’s 2018 annual meeting of shareholders. Mr. Bhavsar was selected as an interested trustee on the Board because of his prior leadership experience at the Company and his financial expertise.

Also on December 7, 2017, the Company’s Board appointed Mr. Bhavsar as Chairman of the Board and Chief Executive Officer of the Company, effectively immediately. As a result of these appointments, Mr. Bhavsar serves as Chairman of the Board and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company.

Mr. Bhavsar has not been elected to serve as a member of the Board, as Chairman of the Board or as Chief Executive Officer pursuant to any agreement or understanding with the Company or any other person.

Set for below is biographical information to Mr. Bhavsar:

Chirag J. Bhavsar, 49, joined the Company as Chief Financial Officer and Chief Operating Officer in January 2017. From January 2017 to November 2017, Mr. Bhavsar also served as the Chief Financial Officer and Chief Operating Officer of Corporate Capital Trust, Inc. Mr. Bhavsar has spent most of the past 16 years of his career with entities affiliated with CNL Financial Group, Inc. Mr. Bhavsar also served in the roles of Executive Vice President, Chief Operating Officer, and Chief Financial Officer for Valley National Bank’s Florida Division, from 2015 to 2016, and as the Executive Vice President and Chief Financial Officer of its predecessor, CNLBancshares, Inc., from 2002 to 2015. Mr. Bhavsar is an independent director at Currency Exchange International Corp., which is a publicly traded company on the Toronto Stock Exchange, where he is Lead Independent Director and Audit Committee Chairman. Mr. Bhavsar received his Bachelor of Science in Accounting from the University of Florida in 1990, and received a Master of Science in Accounting from the University of Florida in 1991. Mr. Bhavsar also graduated from University of Virginia’s Banking School in 1993. He is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST II a Delaware statutory trust
Date: December 7, 2017	By:	/s/ Kirk A. Montgomery
Kirk A. Montgomery General Counsel and Secretary